Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Oct 27 2025 11:40AM
Original ID: 2025-001800630

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
Bravalo Corporation

II. The name and physical address of the registered agent of the profit corporation is:
Company Sage Agents LLC
1095 Sugarview Dr Ste 100
Sheridan, WY 82801

III. The mailing address of the profit corporation is:
1309 Coffeen Avenue STE 1200
Sheridan, Wyoming 82801

IV. The principal office address of the profit corporation is:
1309 Coffeen Avenue STE 1200
Sheridan, Wyoming 82801

V. The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	75,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Andrew Pierce
1095 Sugar View Dr STE 500 Sheridan Wyoming 82801

Signature:	*Andrew Pierce*	Date:	**10/27/2025**
Print Name:	**Andrew Pierce**		
Title:	**Authorize Individual**		
Email:	**reports@wyomingllcattorney.com**		
Daytime Phone #:	**307-683-0983**		

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Andrew Pierce
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Andrew Pierce*	Date:	**10/27/2025**
Print Name:	**Andrew Pierce**		
Title:	**Authorize Individual**		
Email:	**reports@wyomingllcattorney.com**		
Daytime Phone #:	**307-683-0983**		

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Company Sage Agents LLC, whose registered office is located at **1095 Sugarview Dr Ste 100, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Bravalo Corporation** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Andrew Pierce* Date: **10/27/2025**

Print Name: **Andrew Pierce**

Title: **Authorize Individual**

Email: **reports@wyomingllcattorney.com**

Daytime Phone #: **307-683-0983**

STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Bravalo Corporation

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **27th** day of **October**, **2025** at **11:40 AM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 10/27/2025

Filed Online By:

Andrew Pierce

on 10/27/2025